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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 7, 2011

Presidential Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-05486	13-2652144
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

69 Lydecker Street
Nyack, New York 10960

(Address of principal executive offices) (Zip Code)

(845) 358-2300

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02                      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 7, 2011, the Board of Directors of Presidential Life Corporation (the “Company”) determined, upon advice of management, that the Company’s 2008 and 2009 financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (the “2009 Form 10-K”) and the financial statements contained in the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2010, June 30, 2010 (the “June 2010 Form 10-Q”) and September 30, 2010 (collectively, the “Previously Issued Financial Statements”) should be restated because they contain an error addressed in Financial Accounting Standards Board Statement of Financial Accounting Standards Codification Topic 250, Accounting Changes and Error Corrections.  Accordingly, the Previously Issued Financial Statements issued by the Company should not be relied upon.  The Company intends to correct the error by including restated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2010 and amendments to its Quarterly Reports on Form 10-Q for the first three quarters of fiscal 2010.

The error in the Previously Issued Financial Statements relates to the use and application of the equity method of accounting for the Company’s limited partnership investments.  Historically, the Company has applied the equity method based primarily on actual cash distributions from (or contributions to) the limited partnerships.  Each quarter, the Company recorded cash distributions either as income (loss) or return of capital, as appropriate.  Subsequent to the end of the fiscal year, upon receipt of the Schedule K-1 and GAAP-basis financial statements provided by the limited partnerships, the Company would record changes in market values of the limited partnerships as a component of equity in other comprehensive income or loss and the Company would also record its allocable share of undistributed earnings (losses) recognized by the limited partnerships during the preceding year on its income statement as a component of consolidated net income.

In August 2010, the staff of the Division of Corporation Finance (the “Staff”) of the Securities and Exchange Commission (the “SEC”) provided a comment letter to the Company following the Staff’s review of the Company’s 2009 Form 10-K and June 2010 Form 10-Q.  As a result of numerous discussions with the Staff and the Office of the Chief Accountant over the ensuing months in response to that comment letter, the Company has determined that, when applying the equity method, it should account for such investments by recording its share of investee earnings and losses, whether realized or unrealized, as a component of consolidated net income each quarterly or annual period.

As of the date of this Current Report, management of the Company has not had sufficient time to determine the impact of this error on the Previously Issued Financial Statements.  For the effect of the restatement on the Previously Issued Financial Statements, please refer to our Form 10-K for the year ended December 31, 2010 expected to be filed in March 2011 and Forms 10-Q for the periods ended March 31, 2010, June 30, 2010 and September 30, 2010 expected to be filed in March or April 2011.

The Company’s board of directors and management discussed the matters set forth herein with BDO USA, LLP, the Company’s registered independent public accounting firm.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESIDENTIAL LIFE CORPORATION

Date: March 10, 2011	By:	/s/Donald L. Barnes
		Name:	Donald L. Barnes
		Title:	Chief Executive Officer

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